POWER OF ATTORNEY


      KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Perry J. Grace, Nanci Salvucci, Thomas Ivey, Marie Mackey and Minkeun Oh as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to prepare, execute and file with the United States Securities and Exchange Commission the Uniform Application for Access Codes to File on EDGAR ("Form ID") and receive on behalf of the undersigned any notice given to the undersigned in connection with the Form ID and to execute, acknowledge, deliver and file any and all filings required by the Securities Exchange Act of 1934, as amended, including Section 16 of such act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of ZiLOG, Inc., a Delaware corporation, including but not limited to Forms 3, 4 and 5 under such act and any amendments thereto.

      This power of attorney shall be valid from the date hereof until revoked by the undersigned.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of August, 2008.

       /s/ Eric Singer